EXHIBIT 5.1

                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]


                               September 30, 1998



Pinnacle Systems, Inc.
280 North Bernardo Avenue
Mountain View, California 94043

         RE:      Registration Statement on Form S-3

Ladies and Gentlemen:


         We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission on September 18, 1998 and to be amended on September 30, 1998 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 307,534 shares of your Common Stock, no par value (the "Shares"), all of which are authorized and have been previously issued to the Selling Shareholder named therein in connection with the acquisition by the Company of certain of the assets and assumption of certain liabilities of the Selling Shareholder and certain wholly-owned subsidiaries of the Selling Shareholder. The Shares are to be offered by the Selling Shareholder for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares.


         It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.


                                            Very truly yours,

                                            /s/ WILSON SONSINI GOODRICH & ROSATI

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation